Exhibit 3.1

SIXTH AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KINGSWOOD ACQUISITION CORP.

February 22, 2024

KINGSWOOD ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Kingswood Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2020 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020 (the “Amended and Restated Certificate of Incorporation”), a Second Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 12, 2020 (the “Second Amended and Restated Certificate of Incorporation”), an Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 20, 2022 (the “First Amendment”), a Second Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the state of Delaware on November 23, 2022 (the “Second Amendment”), a Third Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the state of Delaware on May 18, 2023 (the “Third Amendment”), a Fourth Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State on August 17, 2023 (the “Fourth Amendment”) and a Fifth Amendment to the Second Amended and Restated Certificate of Incorporation was filed in Secretary of State of the State of Delaware on November 17, 2023 (the “Fifth Amendment”). The Second Amended and Restated Certificate of Incorporation as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is referred to herein as the “Charter”.

2.	This sixth amendment to the Second Amended and Restated Certificate of Incorporation (this “Sixth Amendment”) further amends the Charter.

3.	This Sixth Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	The text of Section 9.1(b) of Article IX of the Charter is hereby amended by deleting the following words:

“February 24, 2024”

and replacing them with the following:

“March 15, 2024”;

5.	The text of Section 9.2(d) of Article IX of the Charter is hereby amended by deleting the following words:

“February 24, 2024”

and replacing them with the following:

“March 15, 2024”; and

6.	The text of Section 9.7 of Article IX of the Charter is hereby amended by deleting the follow words:

“February 24, 2024”

and replacing them with the following:

“March 15, 2024”.

IN WITNESS WHEREOF, Kingswood Acquisition Corp. has caused this Sixth Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 22nd day of February, 2024. x

KINGSWOOD ACQUISITION CORP.

By:	/s/Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

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